UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Albany Molecular Research, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 1, 2016 (the “Annual Meeting”).  At the Annual Meeting, the stockholders of the Company approved the Company’s Senior Executive Cash Incentive Bonus Plan (the “Cash Incentive Plan”). The Cash Incentive Plan establishes a program on incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. A summary of the material terms and conditions of the Cash Incentive Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2016 (the “Proxy Statement”) and is incorporated herein by reference. Such description is qualified entirely by reference to the full text of the Cash Incentive Plan, which is filed as Appendix A to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected Thomas E. D’Ambra, Ph.D., David H. Deming and Gerardo Gutierrez to serve as Class III directors of the Company to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal; (2) ratified the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2016 fiscal year; (3) approved the Company’s Senior Executive Cash Incentive Bonus Plan; and (4) approved the compensation of the Company’s named executive officers through an advisory vote.

Proxies for the 2016 Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to the Board’s solicitation. There were 35,703,100 shares of the Company’s common stock entitled to vote at the Annual Meeting and a total of 32,245,677 shares of common stock were represented at the Annual Meeting in person or by proxy.  The final voting results, consisting of the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1. Election of Directors

Based on the proxies previously submitted and any ballots received at the Annual Meeting, each of the nominated Class III directors that stood for election at the Annual Meeting was elected to the Board of Directors and will serve as director until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.  Below is the tabulation for each nominee:

Director Nominee	For	Withheld	Broker Non- Vote
Thomas E. D’Ambra, Ph.D.	28,986,335	642,992	2,616,350
David H. Deming	29,571,428	57,899	2,616,350
Gerardo Gutierrez	29,012,240	617,087	2,616,350

Proposal 2. Ratification of Selection of Independent Auditors

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified.  The results of the voting included 32,003,894 votes for, 139,521 votes against, and 102,262 votes abstained.

Proposal 3. Approval of the Company’s Senior Executive Cash Incentive Bonus Plan

The Company’s Senior Executive Cash Incentive Bonus Plan was approved.  The results of the voting included 29,220,649 votes for, 301,307 votes against, 107,371 votes abstained and 2,616,350 broker non-votes.

Proposal 4. Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, was approved in an advisory vote.  The results of the voting included 29,344,193 votes for, 184,527 votes against, 100,607 votes abstained and 2,616,350 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
		Name:	Lori M. Henderson
		Title:	Senior Vice President, General Counsel & Secretary